                                                     Exhibit No. 28(ii)(e)



                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1995
                          --------------------------------------------------

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





                  SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE
                 EMPLOYEES OF AMERICAN OLEAN TILE COMPANY, INC.
                               1000 Cannon Avenue
                              Lansdale, PA  19446
                            (Full title of the Plan)



                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                  Page No.
                                                                  -------


Item 1.  Statements of Net Assets Available for Participants          4
         ---------------------------------------------------

         September 30, 1995 and 1994


Item 2.  Statements of Changes in Plan Equity                       5-7
         ------------------------------------

              (a)  Year ended September 30, 1995
              (b)  Year ended September 30, 1994
              (c)  Year ended September 30, 1993



Notes to Financial Statements                                      8-11
-----------------------------

Item 3.  Independent Auditors' Report                                12
         ----------------------------

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                     AMERICAN OLEAN TILE COMPANY, INC.
                                     SAVINGS PLAN FOR PRODUCTION &
                                     MAINTENANCE EMPLOYEES


March 25, 1996                       By:/s/ Michael J. Farley
                                        --------------------------------
                                        Michael J. Farley
                                        Chairperson, Employee Benefits
                                          Administrative Authority for the
                                          American Olean Tile Company, Inc.,
                                          Savings Plan for Production &
                                          Maintenance Employees

             SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY
                           Statements of Net Assets
                          September 30, 1995 and 1994


                                                                   1995

                              Commingled  Specialized   Money      Fixed     Armstrong     "OTC"
                                Equity      Equity      Market    Income       Stock     Portfolio  Asset
                                 Fund        Fund        Fund      Fund        Fund         Fd.    Manager
                              ----------  -----------   ------    ------     ---------   --------- -------
Assets:

Investments in master trust
at fair value (note 3)         $348,744   $1,117,446   $212,465  $3,429,888   $17,457    $53,802   $49,977
                               --------   ----------   --------  ----------   -------    -------   -------

  Total assets                 $348,744   $1,117,446   $212,465  $3,429,888   $17,457    $53,802   $49,977
                               --------   ----------   --------  ----------   -------    -------   -------

Plan equity                    $348,744   $1,117,446   $212,465  $3,429,888   $17,457    $53,802   $49,977
                               ========   ==========   ========  ==========   =======    =======   =======

                                 Asset        Asset
                                  Mgr.         Mgr.       Loan
                                 Income       Growth    Portfolio
                                  Fund         Fund       Fund         Total
                                 ------       ------    ---------      -----
Assets:

Investments in master trust
at fair value (note 3)           $5,197      $15,967     $5,663      $5,256,606
                                 ------      -------     ------      ----------

  Total assets                   $5,197      $15,967     $5,663      $5,256,606
                                 ------      -------     ------      ----------

Plan equity                      $5,197      $15,967     $5,663      $5,256,606
                                 ======      =======     ======      ==========

                                                                   1994

                              Commingled  Specialized   Money       Fixed    Armstrong    "OTC"
                                Equity      Equity      Market     Income      Stock    Portfolio  Asset
                                 Fund        Fund        Fund       Fund       Fund        Fd.    Manager
                              ----------  -----------   ------     ------    ---------  --------- -------
Assets:

Investments in master trust
at fair value (note 3)         $271,388     $712,289   $97,112   $3,297,779    $6,365    $39,012  $36,675
                               --------     --------   -------   ----------    ------    -------  -------

  Total assets                 $271,388     $712,289   $97,112   $3,297,779    $6,365    $39,012  $36,675
                               --------     --------   -------   ----------    ------    -------  -------

Plan equity                    $271,388     $712,289   $97,112   $3,297,779    $6,365    $39,012  $36,675
                               ========     ========   =======   ==========    ======    =======  =======

                                 Asset        Asset
                                  Mgr.         Mgr.       Loan
                                 Income       Growth    Portfolio
                                  Fund         Fund       Fund         Total
                                 ------       ------    ---------      -----
Assets:

Investments in master trust
at fair value (note 3)            $404        $3,377     $    --     $4,464,401
                                  ----        ------     -------     ----------

  Total assets                    $404        $3,377     $    --     $4,464,401
                                  ----        ------     -------     ----------

Plan equity                       $404        $3,377     $    --     $4,464,401
                                  ====        ======     =======     ==========

See accompanying notes to financial statements.

              SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                      OF AMERICAN OLEAN TILE COMPANY, INC.
                      Statements of Changes in Plan Equity
                 Years Ended September 30, 1995, 1994, and 1993


                                                                    1995

                              Commingled  Specialized   Money        Fixed      Armstrong      "OTC"     Asset
                                Equity      Equity      Market      Income        Stock      Portfolio  Manager
                                 Fund        Fund        Fund        Fund         Fund          Fd.      Fund
                              ----------  -----------   ------      ------      ---------    ---------  -------
Plan equity at October 1,
 1994                          $271,388    $  712,289   $ 97,112   $3,297,779     $ 6,365     $39,012   $36,675
                               --------    ----------   --------   ----------     -------     -------   -------
Increases in plan equity:
  Contributions                  24,050       100,788     79,530      227,610       8,631       9,002     9,163
  Dividends                       7,868         3,728      6,999           --         298       1,370     1,481
  Interest                           --            --          8      224,706          --          --        --

  Realized gain (loss) on
   investments (note 3)           4,877        14,584         --           --        (507)       (307)      (12)
  Unrealized appreciation
   of investments                65,059       270,956         --           --       3,471      12,493     2,926
  Loan activity, net                 --            --     (3,396)        (867)         --          --        --
                               --------    ----------   --------   ----------     -------     -------   -------

                                101,854       390,056     83,141      451,449      11,893      22,558    13,558
                               --------    ----------   --------   ----------     -------     -------   -------

Decreases in plan equity:
  Benefits paid                 (27,292)      (17,364)   (15,109)    (235,767)     (2,949)         --        --
  Interfund transfers, net        2,794        32,465     47,321      (83,573)      2,148      (7,768)     (256)
                               --------    ----------   --------   ----------     -------     -------   -------

                                (24,498)       15,101     32,212     (319,340)       (801)     (7,768)     (256)
                               --------    ----------   --------   ----------     -------     -------   -------

Plan equity at September
 30, 1995                      $348,744    $1,117,446   $212,465   $3,429,888     $17,457     $53,802   $49,977
                               ========    ==========   ========   ==========     =======     =======   =======

                                 Asset       Asset
                                  Mgr.        Mgr.        Loan
                                 Income      Growth     Portfolio
                                  Fund        Fund        Fund         Total
                                 ------      ------     ---------      -----
Plan equity at October 1,
 1994                           $   404      $ 3,377    $       --   $4,464,401
                                -------      -------    ----------   ----------
Increases in plan equity:
  Contributions                   4,389        5,720            --      468,883
  Dividends                         132          288            --       22,164
  Interest                           --           --            --      224,714

  Realized gain (loss) on
   investments (note 3)              81          (76)           --       18,640
  Unrealized appreciation
   of investments                   244        1,136            --      356,285
  Loan activity, net             (1,400)          --         5,663           --
                                 ------       -------    ----------   ----------

                                  3,446        7,068         5,663    1,090,686
                                -------      -------    ----------   ----------
Decreases in plan equity:
  Benefits paid
  Interfund transfers, net           --           --            --     (298,481)
                                  1,347        5,522            --           --
                                -------      -------    ----------   ----------

                                  1,347        5,522            --     (298,481)
                                -------      -------    ----------   ----------
Plan equity at September
 30, 1995                       $ 5,197      $15,967    $    5,663   $5,256,606
                                =======      =======    ==========   ==========

See accompanying notes to financial statements.                      (Continued)

              SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                      OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued

                                                                    1994

                              Commingled  Specialized   Money        Fixed      Armstrong     "OTC"     Asset
                                Equity      Equity      Market      Income        Stock     Portfolio  Manager
                                 Fund        Fund        Fund        Fund         Fund         Fd.      Fund
                              ----------  -----------   ------      ------      ---------   ---------  -------
Plan equity at October 1,
 1993                          $257,638    $668,079    $ 86,435   $3,122,566    $ 10,111     $24,959   $    --
                               --------    --------    --------   ----------    --------     -------   -------
Increases in plan equity:
  Contributions                  17,572      65,968      24,322      221,634       3,365       3,677     1,370
  Dividends                      10,109      68,515       3,153           --         116       1,566       747
  Interest                           --          --          --      231,859          --          --        --

  Realized gain (loss) on
   investments (note 3)           1,632       2,768          --           --       2,888         (16)       --
  Transfers from other
   employee benefit plans
   of Armstrong World
   Industries, Inc.                  --          --          --        6,329          --          --        --
                               --------    --------    --------   ----------    --------     -------   -------
                                 29,313     137,251      27,475      459,822       6,369       5,227     2,117
                               --------    --------    --------   ----------    --------     -------   -------

Decreases in plan equity:
  Unrealized depreciation
   of investments                (2,904)    (80,050)         --           --      (3,088)     (1,175)   (1,366)
  Benefits paid                  (7,627)    (27,826)    (15,643)    (234,772)         --          --        --
  Interfund transfers, net       (5,032)     14,835      (1,155)     (49,837)     (7,027)     10,001    35,924
                               --------    --------    --------   ----------    --------     -------   -------

                                (15,563)    (93,041)    (16,798)    (284,609)    (10,115)      8,826    34,558
                               --------    --------    --------   ----------    --------     -------   -------
Plan equity at September
 30, 1994                      $271,388    $712,289    $ 97,112   $3,297,779    $  6,365     $39,012   $36,675
                               ========    ========    ========   ==========    ========     =======   =======

                                 Asset        Asset
                                  Mgr.         Mgr.
                                 Income       Growth
                                  Fund         Fund       Total
                                 ------       ------      -----
Plan equity at October 1,
 1993                             $ --        $   --    $4,169,788
                                  ----        ------    ----------
Increases in plan equity:
  Contributions                    363         1,073       339,344
  Dividends                          2            84        84,292
  Interest                          --            --       231,859

  Realized gain(loss) on
   investments (note 3)             --            --         7,272
  Transfers from other
   employee benefit plans
   of Armstrong World
   Industries, Inc.                 --            --         6,329
                                  ----        ------    ----------
                                   365         1,157       669,096
                                  ----        ------    ----------
Decreases in plan equity:
  Unrealized depreciation
   of investments                   (2)          (30)      (88,615)
  Benefits paid                     --            --      (285,868)
  Interfund transfers, net          41         2,250            --
                                  ----        ------    ----------

                                    39         2,220      (374,483)
                                  ----        ------    ----------
Plan equity at September
 30, 1994                         $404        $3,377    $4,464,401
                                  ====        ======    ==========

See accompanying notes to financial statements.                      (Continued)

             SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                      OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued

                                                                        1993

                                   Commingled    Specialized     Money         Fixed       Armstrong      "OTC"
                                     Equity        Equity        Market        Income        Stock      Portfolio
                                      Fund          Fund          Fund          Fund         Fund           Fd.       Total
                                   ----------    -----------     ------        ------      ---------    ---------    -------
Plan equity at October 1, 1992      $252,326      $459,743       $72,228     $3,104,287     $ 18,800     $    --   $3,907,384
                                    --------      --------       -------     ----------     --------     -------   ----------

Increases in plan equity:
  Contributions                       17,894        60,637        16,039        261,081        1,290       1,769      358,710
  Dividends                            7,827        62,000         2,373             --          524       1,866       74,590
  Interest                                --            --            --        235,754           --          --      235,754

  Realized gain(loss) on
   investments (note 3)                2,706        (1,609)           --             --        1,485          --        2,582
  Unrealized appreciation
   (depreciation) of investments      18,395        90,417            --             --        2,946        (496)     111,262
                                    --------      --------       -------     ----------     --------     -------   ----------

                                      46,822       211,445        18,412        496,835        6,245       3,139      782,898
                                    --------      --------       -------     ----------     --------     -------   ----------


Decreases in plan equity:
  Benefits paid                      (30,004)      (26,158)       (9,669)      (454,479)        (184)         --     (520,494)
  Interfund transfers, net           (11,506)       23,049         5,464        (24,077)     (14,750)     21,820           --
                                    --------      --------       -------     ----------     --------     -------   ----------

                                     (41,510)       (3,109)       (4,205)      (478,556)     (14,934)     21,820     (520,494)
                                    --------      --------       -------     ----------     --------     -------   ----------

Plan equity at September 30, 1993   $257,638      $668,079       $86,435     $3,122,566     $ 10,111     $24,959   $4,169,788
                                    ========      ========       =======     ==========     ========     =======   ==========

See accompanying notes to financial statements.

             SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                         OF AMERICAN OLEAN TILE COMPANY

                         Notes to Financial Statements

       (1)  Summary of Significant Accounting Policies
            ------------------------------------------

            (a)  Basis of Presentation
                 ---------------------

                 The accompanying financial statements have been prepared on the accrual basis.

            (b)  Investments in Master Trust
                 ---------------------------

                 The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at the value of the underlying investment contracts which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

                 Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

                 Realized gains and losses on investments are determined by the average cost method.

            (c)  Expenses
                 ---------

                 All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

       (2)  Plan Description
            ----------------

            The Plan is a defined contribution plan, the purpose of which is to provide a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees of American Olean Tile Company, Inc. (the Company), a wholly-owned subsidiary of Armstrong World Industries, Inc. (Armstrong). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

            Participants may contribute to the Plan by electing an amount up to 10%, but not less than 2% of their compensation.

            Until December 31, 1989, the Company made a matching contribution to the Plan in an amount equal to 50% of a participant's contribution, up to $400 per calendar year. Effective January 1, 1990, the matching Company contribution feature was discontinued.

            In the event of a withdrawal during employment, a participant will not be permitted to resume making contributions until the first day of the following January, April, July, or October.

            Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' and Company-matching contributions together with allocated dividends, interest, realized gains (losses) on investments, and unrealized appreciation (depreciation) of investments.

            Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

             SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                         OF AMERICAN OLEAN TILE COMPANY

                   Notes to Financial Statements, (Continued)

       (3)  Investments in Master Trust
            ---------------------------

            Assets of the Plan are held in a Master Trust administered by the Fidelity Management Trust Co. The assets are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

       The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

       1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1995, there were 103 active participants in this investment fund.

       2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1995, there were 222 active participants in this investment fund.

       3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1995, there were 140 active participants in this investment fund.

       4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1995, the interest rates ranged between 5.69% and 9.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1995, there were 471 active participants in this investment fund.

       5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1995, there were 15 active participants in this investment fund. Common stock shares held by the fund at September 30, 1995 and 1994 were 315 and 147, respectively.

       6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1995, there were 21 active participants in this investment fund.

       7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1995, there were 16 active participants in this investment fund.

       8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1995, there were 10 active participants in this investment fund.

             SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                         OF AMERICAN OLEAN TILE COMPANY

                   Notes to Financial Statements, (Continued)

       9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1995, there were 18 active participants in this investment fund.

       10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1995, there were 2 loans outstanding.

       The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1995 and 1994:


                           September 30, 1995          September 30, 1994
                           ------------------          ------------------
      Investment              Cost    Fair Value          Cost    Fair Value
      ----------              ----    ----------          ----    ----------
Commingled equity       $  255,016    $  348,744    $  242,719    $  271,388
Specialized equity         855,063     1,117,446       720,862       712,289
Money market               212,465       212,465        97,112        97,112
Fixed income             3,429,888     3,429,888     3,297,779     3,297,779
Armstrong stock             14,348        17,457         6,727         6,365
OTC portfolio               42,980        53,802        40,683        39,012
Asset manager               48,417        49,977        38,041        36,675
Asset manager income         4,955         5,197           406           404
Asset manager growth        14,861        15,967         3,407         3,377
Loan portfolio               5,663         5,663            --            --
                        ----------    ----------    ----------    ----------
                        $4,883,656    $5,256,606    $4,447,736    $4,464,401
                        ==========    ==========    ==========    ==========

       The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1995, 1994, and 1993 are presented below:


                        Aggregate  Aggregate     Realized
                        ---------  ---------     --------
         1995            Proceeds       Cost  Gain (Loss)
         ----            --------       ----  -----------
Commingled equity        $ 31,292   $ 26,415     $ 4,877
Specialized equity         76,993     62,409      14,584
Armstrong stock             3,776      4,283        (507)
OTC portfolio               7,768      8,075        (307)
Asset manager                 256        268         (12)
Asset manager income        1,400      1,319          81
Asset manager growth        1,196      1,272         (76)
                         --------   --------     -------
                         $122,681   $104,041     $18,640
                         ========   ========     =======
         1994
         ----
Commingled equity        $ 15,875   $ 14,243     $ 1,632
Specialized equity         80,984     78,216       2,768
Armstrong stock            12,733      9,845       2,888
OTC portfolio                 281        297         (16)
                         --------   --------     -------
                         $109,873   $102,601     $ 7,272
                         ========   ========     =======
         1993
         ----
Commingled equity        $ 42,010   $ 39,304     $ 2,706
Specialized equity         65,167     66,776      (1,609)
Armstrong stock            14,934     13,449       1,485
                         --------   --------     -------
                         $122,111   $119,529     $ 2,582
                         ========   ========     =======

             SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                         OF AMERICAN OLEAN TILE COMPANY

                   Notes to Financial Statements, (Continued)

       (4)  Benefits
            --------

            Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

            If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

       (5)  Obligation for Benefits
            -----------------------

            All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or investment contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

            Except as may be provided in an investment contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

       (6)  Federal Income Taxes
            --------------------

            By a letter dated February 1, 1996, the Internal Revenue Service has determined and informed the Company that the Plan qualifies under the applicable provisions of the Internal Revenue Code and is therefore exempt from federal income taxes.

       (7)  Subsequent Event
            ----------------

            On December 29, 1995, American Olean Tile Company, Inc., formed a business combination with Dal-Tile International, Inc. It is anticipated that Dal-Tile will merge the Plan into a comparable defined contribution plan on April 1, 1996.

Independent Auditors' Report

The Executive Committee
American Olean Tile Company, Inc.:


We have audited the accompanying statements of net assets of the Savings Plan for Production and Maintenance Employees of American Olean Tile Company, Inc. as of September 30, 1995 and 1994, and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Savings Plan for Production and Maintenance Employees of American Olean Tile Company as of September 30, 1995 and 1994, and the changes in its plan equity for each of the years in the three-year period ended September 30, 1995, in conformity with generally accepted accounting principles.




Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
February 1, 1996

                                 EXHIBIT INDEX


24   Consent of Independent Auditors

Consent of Independent Auditors


The Executive Committee
American Olean Tile Company, Inc.:


We consent to incorporation by reference in the Registration Statement
No. 33-60070 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 1, 1996 relating to the statements of net assets of the Savings Plan for Production and Maintenance Employees of American Olean Tile Company, Inc. as of September 30, 1995 and 1994 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995, which report is included herein.


KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
March 21, 1996